                                                                       Exhibit A
                                                                       ---------

                            STAR GAS PARTNERS, L.P.
                         EMPLOYEE UNIT INCENTIVE PLAN

          This EMPLOYEE UNIT INCENTIVE PLAN (the "Plan") provides for the grant
                                                  ----
of incentive compensation (each an "Incentive Grant") consisting of senior
                                    ---------------
subordinated units of limited partner interest (the "Units") of Star Gas Partners, L.P., a Delaware limited partnership (the "Partnership"), subject to the terms and conditions provided below.

          1. PURPOSES. The purposes of this Plan are to reward such employees (including directors who are employees) and consultants of the Partnership and its Affiliates (defined below) as the Plan Administrator shall select in accordance with Section 3 for their services to the Partnership and to provide an incentive to such persons to achieve the objectives of the unitholders of the Partnership, and to serve as an aid and inducement in the hiring of new employees.

          2. ADMINISTRATION. This Plan shall be administered by the Board of Directors (the "Board") of Star Gas LLC, the general partner of the Partnership
                -----
(the "General Partner") or by a committee designated by the Board and composed of two (2) or more members of the Board who are Non-Employee Directors (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) which committee (the "Committee") may be an executive,
      ------------                          ---------
compensation or other committee, including a separate committee especially created for this purpose. Unless otherwise specified by the Board in the resolutions creating or empowering the Committee: (i) the members of any such Committee shall serve at the pleasure of the Board, (ii) a majority of the members of the Committee shall constitute a quorum, (iii) all actions of the Committee shall be taken by a majority of the members present, and (iv) any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting. The Board, or any such Committee, is referred to herein as the "Plan Administrator;" provided, that the term "Plan Administrator" when used
     ------------------   --------
in any provision of this Plan other than Sections 2 and 11 shall also be deemed to refer to any executive officer who has been authorized, as provided below, to grant Incentive Units to Non-Insiders (defined below).

          Subject to the provisions of this Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to (a) construe and interpret this Plan; (b) define the terms used in this Plan; (c) prescribe, amend and rescind rules and regulations relating to this Plan; (d) correct any defect, supply any omission or reconcile any inconsistency in this Plan; (e) determine the individuals to whom Incentive Units shall be granted under this Plan and whether the Incentive Units shall be Contingent Units (defined below) or Unrestricted Units (defined below); (f) determine the time or times at which Incentive Units shall be granted under this Plan; (g) determine the number of Units covered by each Incentive Grants; (h) determine all other terms and conditions of Incentive Grants; and (i) make all other determinations necessary or advisable for the administration of this Plan. All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in this Plan and on their legal representatives, heirs and beneficiaries.

          The Board or the Committee may delegate to one or more executive officers of the Partnership the authority to grant Incentive Units under this Plan to employees of the Partnership who, on the Date of Grant, are not subject to Section 16(b) of the Exchange Act ("Non-Insiders"), and in connection
                                       ------------
therewith the authority to determine the number of Units covered by such Incentive Grants and all other terms and conditions of such Incentive Grants. Unless expressly approved in advance by the Board or the Committee, such delegation of authority shall not include the authority to alter the terms of outstanding Incentive Units.

          3. ELIGIBILITY. Incentive Units may be granted to any individual who, at the time the Incentive Unit is granted, is an employee of or consultant to the Partnership or any Affiliate, including employees who are directors of the Partnership or any Affiliate (but not including directors who are not also employees of the Partnership or any Affiliate) (collectively "Employees"). No
                                                              ---------
more than 518,000 Incentive Units (subject to adjustment in the event of a dividend, split, recapitalization, reorganization or similar event) may be subject to outstanding grants at any one time. No person shall be eligible to receive Incentive Units covering more than 100,000 Units (subject to adjustment in the event of a split, dividend, recapitalization, reorganization or similar event). Any person to whom an Incentive Unit is granted under this Plan is referred to as a "Grantee". Units granted to a Grantee pursuant to a Incentive
                  -------
Grants are referred to herein as "Incentive Units."  An Affiliate shall mean any
                                  ---------------
corporation, partnership or limited liability company, controlling, controlled by or under common control with the Partnership, including, without limitation, the General Partner, Star Gas Propane, L.P. ("Propane") and Petroleum Heat and
                                              -------
Power Co., Inc. ("Petro").
                  -----

          4.  TERMS AND CONDITIONS OF INCENTIVE GRANTS.

              (a) Grant of Incentive Units.  The Plan Administrator may grant
                  ------------------------
to a Grantee (i) Incentive Units subject to performance goals as provided in
Section 4(c) (each such grant a "Contingent Grant" and such Units "Contingent
                                 ----------------                  ----------
Units") or (ii) Incentive Units which are not subject to performance goals as
-----
provided in Section 4(c) (each such grant an "Unrestricted Grant" and such Units
                                              ------------------
"Unrestricted Units").  The Grantee shall pay no consideration for Contingent
 ------------------
Units or Unrestricted Units.

              (b) Incentive Agreement.  As soon as practicable after the date
                  -------------------
the Incentive Grant is awarded (the "Date of Grant"), the Partnership and the
                                     -------------
Grantee shall enter into a written agreement (a "Incentive Agreement")
                                                 -------------------
identifying the Date of Grant, and specifying the terms and conditions of the Incentive Grant. Any Incentive Grant under this Plan shall be governed by the terms of the Plan and the applicable Incentive Agreement.

              (c) Contingent Units. The Plan Administrator may condition the
                  ----------------
vesting of any Incentive Unit upon the attainment of specified performance goals or such other factors or criteria, including continued employment or consulting, as the Plan Administrator shall determine. Performance objectives may vary from Grantee to Grantee and among groups of Grantees and shall be based upon such Partnership subsidiary, group or division factors or criteria as the Plan Administrator may deem appropriate, including, but not limited to, earnings per unit or return on equity. The other provisions of Incentive Grants also need not be the same with respect to each recipient. Unless specified otherwise in the Plan or by the Plan

Administrator, the date of grant of an Incentive Unit shall be the date of action by the Plan Administrator to grant the Incentive Unit.

          (d) Distributions on Contingent Units.  The Plan Administrator may, in
              ---------------------------------
its discretion, provide for the payment of distribution in cash or securities on Contingent Units. The terms of such distributions shall be set forth in the Incentive Agreements.

          (e) Termination.  Except to the extent otherwise provided in the
              -----------
Incentive Agreement and pursuant to Section 4(c), in the event the Grantee ceases to be, for any reason, an Employee (such event a "Termination"), all
                                                         -----------
Contingent Units shall be forfeited by the Grantee.

          (f) Right of Repurchase.  At the option of the Plan Administrator,
              -------------------
Incentive Units issued under this Plan may be subject to a right of repurchase in favor of the Partnership upon an event of Termination. The terms and conditions of such right of repurchase, if any, shall be set forth in the Incentive Agreement.

          (g) Securities Regulation and Tax Withholding.
              -----------------------------------------

              (i) Incentive Units shall not be issued with respect to a Incentive unless the grant of such Incentive Units and the issuance and delivery of such Incentive Units shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange or quotation system upon which the Units may then be listed or quoted, and such issuance shall be further subject to the approval of counsel for the Partnership with respect to such compliance, including the availability of an exemption from registration for the issuance of such Incentive Units. The inability of the Partnership to obtain from any regulatory body the authority deemed by the Partnership to be necessary for the lawful issuance of any Incentive Units under this Plan, or the unavailability of an exemption from registration for the issuance of any Incentive Units under this Plan, shall relieve the Partnership of any liability with respect to the non-issuance of such Incentive Units.

          As a condition to the issuance of Incentive Units, the Plan Administrator may require the Grantee to represent and warrant in writing at the time of such issuance that such Incentive Units are being acquired only for investment and without any then-present intention to sell or distribute such Incentive Units. At the option of the Plan Administrator, a stop-transfer order against such Incentive Units may be placed on the stock books and records of the Partnership, and a legend indicating that the Incentive Units may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such Incentive Units in order to assure an exemption from registration. The Plan Administrator also may require such other documentation as may from time to time be necessary to comply with federal and state securities laws. THE PARTNERSHIP HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF INCENTIVE UNITS.

               (ii) The Grantee shall pay to the Partnership by certified or cashier's check, promptly upon grant of an Incentive Unit or, if later, the date that the amount of such obligations becomes determinable (in either case, the "Tax Date"), all applicable federal, state, local and foreign withholding taxes
 --------
that the Plan Administrator, in its discretion, determines result upon grant of Incentive Units, vesting of Contingent Units, transfer or other disposition of Incentive Units or otherwise relate to Incentive Units. Upon approval of the Plan Administrator, a Grantee may satisfy such obligation by complying with one or more of the following alternatives selected by the Plan Administrator:

                     (A) by delivering to the Partnership Units previously held by such Grantee or by the Partnership withholding Incentive Units otherwise issuable pursuant to the Grant, which have a fair market value at the Tax Date (as determined by the Plan Administrator) equal to the tax obligation to be paid by the Grantee on such Tax Date; provided, that if the Grantee is subject to
                                 --------
Section 16(b) of the Exchange Act (an "Insider") or if beneficial ownership of
                                       -------
Incentive Units is attributable to an Insider pursuant to the regulations under
Section 16 of the Exchange Act, the Grantee will have executed, by a date not later than six (6) months prior to the Tax Date, an irrevocable election to satisfy its obligations under this Section 4(g)(ii) by having the Partnership withholding Units otherwise deliverable pursuant to the Grant;

                     (B) by executing appropriate loan documents approved by the Plan Administrator by which the Grantee borrows funds from the Partnership to pay the withholding taxes due under this Section 4(g)(ii), with such repayment terms as the Plan Administrator shall select; or

                     (C) by complying with any other payment mechanism approved by the Plan Administrator from time to time.

               (iii) The issuance, transfer or delivery of certificates representing Incentive Units may be delayed, at the discretion of the Plan Administrator, until the Plan Administrator is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Internal Revenue Code of 1986, as amended (or any successor thereto) have been met.

          (h)  Adjustment of Incentive Units; Waivers.  The Plan Administrator
               --------------------------------------
may adjust the restrictions, performance goals and measurements applicable to Incentive Units (i) to take into account changes in law and accounting and tax rules; (ii) to make such adjustments as the Plan Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships; and (iii) to make such adjustments as the Plan Administrator deems necessary or appropriate to reflect any material changes in business conditions. In the event of hardship or other special circumstances of a Grantee and otherwise in its discretion, the Plan Administrator may waive in whole or in part any or all restrictions, conditions, vesting or forfeiture with respect to any Incentive Units granted to such Grantee.

          (i)  Non-Competition.  The Plan Administrator, in addition to any
               ---------------
other requirement it may impose, may condition any discretionary adjustment or waiver pursuant to Section 4(h) upon a Grantee's agreement to (i) not engage in any business or activity competitive with any business or activity conducted by the Partnership and (ii) be available for consultation at the request of the Partnership's management, on such terms and conditions as the Plan Administrator may determine.

               (j) Rights as Unitholder.  A Grantee shall have no rights as a
                   --------------------
unitholder with respect to any Incentive Units until the issuance (as evidenced by the appropriate entry on the books of the Partnership or a duly authorized transfer agent) of a certificate representing the Incentive Units. No adjustment shall be made for distributions or other rights for which the record date is prior to the date the certificate is issued.

               (k) Beneficiary Designation.  The Plan Administrator, in its
                   -----------------------
discretion, may establish procedures for a Grantee to designate a beneficiary to whom any Incentive Units issuable or amounts payable in the event of the Grantee's death are to be issued or paid.

               (l) Transfer Limitation on Units.  In addition to any other
                   ----------------------------
transfer restrictions which may be imposed under the Plan or any Incentive Agreement, a Grantee who is an Insider may not sell or otherwise transfer, in whole or in part, any Incentive Units prior to the six-month anniversary of the issuance of such Incentive Units, unless the Plan Administrator determines that the foregoing provisions are not necessary to make the transaction exempt from
Section 16(b) of the Exchange Act pursuant to Rule 16b-3.

          5. EFFECTIVE DATE; TERM. This Plan shall be effective as of June 21, 2000. Incentive Units may be granted by the Plan Administrator from time to time thereafter until June 21, 2010 or until this Plan is terminated by the Board in its sole discretion. Termination of this Plan shall not terminate any Incentive Units granted prior to such termination.

          6. NO OBLIGATIONS TO ACCEPT INCENTIVE UNITS. The grant of a Incentive Units shall impose no obligation upon the Grantee to receive Incentive Units.

          7. NO RIGHT TO INCENTIVE GRANTS OR TO EMPLOYMENT. Whether or not any Incentives are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan. The grant of a Incentive shall in no way constitute any form of agreement or understanding binding on the Partnership or any Affiliate, express or implied, that the Partnership or any Affiliate will employ or contract with a Grantee for any length of time, nor shall it interfere in any way with the Partnership's or, where applicable, an Affiliates right to terminate a Grantee's employment at any time, which right is hereby reserved.

          8. RULE 16b3-3. With respect to Insiders, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3. To the extent any provision of this Plan or action by the Plan Administrator fails to so comply, it shall be adjusted to comply with Rule 16b-3 to the extent permitted by law and deemed advisable by the Plan Administrator. It shall be the responsibility of Insiders and not of the Partnership or the Plan Administrator, to comply with the requirements of Section 16 of the Exchange Act; and neither the Partnership nor the Plan Administrator shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3, or if any Insider incurs any liability under Section 16 of the Exchange Act.

          9. INDEMNIFICATION OF PLAN ADMINISTRATOR. In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrator shall be indemnified by the Partnership for all reasonable expenses and liabilities of any type or nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this Plan or any Incentive Units granted under this Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Partnership), except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrator member is liable for willful misconduct; provided, that within fifteen (15) days
                                         --------
after the institution of any such action, suit or proceeding, the Plan Administrator member involved therein shall, in writing, notify the Partnership of such action, suit or proceeding, so that the Partnership may have the opportunity to make appropriate arrangements to prosecute or defend the same.

          10. AMENDMENT OF PLAN. The Plan Administrator may, at any time, modify, amend or terminate this Plan or modify or amend Incentive Units granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; provided, that, except to the extent otherwise provided in Section
             --------
4(h), no amendment shall be made with respect to an outstanding Incentive Units which has the effect of reducing the benefits afforded to the Grantee thereof. The Plan Administrator may condition the effectiveness of any such amendment on the receipt of unitholder approval at such time and in such manner as the Plan Administrator may consider necessary for the Partnership to comply with or to avail the Partnership and/or the Grantees of the benefits of any securities, tax, market listing or other administrative or regulatory requirement. Without limiting the generality of the foregoing, the Plan Administrator may modify grants to persons who are eligible to receive Incentive Units under this Plan who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

          11. UNFUNDED STATUS OF PLAN. The Plan shall constitute an "unfunded" plan for incentive compensation. The Plan Administrator may authorize the creation of trusts or arrangements to meet the obligations created under the Plan to deliver Units or make payments; provided, that unless the Plan
                                        --------
Administrator otherwise determines, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

                                                                       Exhibit C
                                                                       ---------


                            STAR GAS PARTNERS, L.P.

                           INCENTIVE UNITS AGREEMENT
                               (INCENTIVE UNITS)

          THIS AGREEMENT, made as of this _____ day of June, 2000 by STAR GAS PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), with ______________________________________________ (the "Grantee"):


                              W I T N E S S E T H:


          WHEREAS, the Partnership has adopted an Employee Unit Incentive Plan (the "Plan"). Said Plan, as it may hereafter be amended and continued, is incorporated herein by reference and made part of this Agreement. Capitalized terms which are used herein without definition shall have the meanings ascribed to them in the Plan; and

          WHEREAS, the Plan Administrator, which is charged with the administration of the Plan pursuant to Section 2 thereof, has determined that it would be to the advantage and interest of the Partnership to grant the Incentive Units provided for herein to the Grantee as an incentive for increased efforts during his service and as an inducement to remain in the service of the Partnership or one of its subsidiaries.

          NOW, THEREFORE:

          1.   Grant of Incentive Units. The Partnership hereby grants (the
               ------------------------
"Grant") to the Grantee as of the date hereof (subject to the restrictions set forth herein) _______ Senior Subordinated Units (the "Units") of limited partner interest of the Partnership, upon the following terms and conditions:

(i) ___ Units [20% of the Grant] (the "Initial Units") shall vest immediately. Certificates representing these Units will be delivered promptly to the Grantee and shall be freely transferable subject to
       Section 5.

(ii) The balance of the Grant (the "Contingent Units") shall vest in four (non-cumulative) installments of __ Units each if the Partnership earns a minimum (each, a "Target") of the following amount of distributable cash flow ("DCF") per limited partner unit ("LP Unit") in the following fiscal years:

       Fiscal Year       Target DCF Per LP Unit
       -----------       ----------------------

       2001                      $2.19
       2002                       2.29
       2003                       2.39
       2004                       2.49


(iii) Certificates for the Contingent Units will be delivered promptly upon vesting and will be freely transferable subject to Section 6. Installments that do not vest shall be forfeited;

(iv) For purposes of this Agreement, the term Distributable Cash Flow shall mean the numbers publicly announced by the General Partner as the Partnership's distributable cash flow or if such distributable cash flow is not publicly announced, then the distributable cash flow of the Partnership as determined by its Chief Financial Officer, in either case, adjusted to eliminate the impact of acquisitions made in the year being calculated.

     2.   Contingent Unit Distributions. Distributions on each Contingent Unit
          -----------------------------
shall accrue and be payable on the date the Contingent Unit vests as follows:

     (i) The amount of such distributions per Unit (hereinafter referred to as the "DCF Bonus") shall be equal to the sum of:

          (A) (1) The amount by which the DCF of the Partnership exceeds an amount sufficient to permit the Partnership to pay the Minimum Quarterly Distribution of $2.30 per share on all Common Units and the Target DCF per LP Unit on all other Units outstanding divided by (2) the total number of Contingent Units outstanding. Notwithstanding the foregoing, such accrual shall not exceed an amount equal to the Target DCF per LP Unit. plus
                                                           ----

          (B) Should the Partnership determine to make distributions in excess (the "Excess Distributions") of the amount paid on the outstanding Units plus the amount accrued for the DCF Bonuses, the Contingent Units shall be treated as Senior Subordinated Units in determining the amount of Excess Distributions to be distributed and accrued per Unit. The amount of Excess Distributions per Contingent Unit so accrued will be included in the DCF Bonus.

     (ii) The DCF Bonus shall be forfeited with respect to any Contingent Units that do not vest.

     3.   Termination. In the event the Grantee ceases to be, for any reason, an
          -----------
Employee (such event a "Termination") all Contingent Units shall be forfeited by the Grantee.

     4.   Status of Contingent Units. The Partnership shall deliver the unit
          --------------------------
certificate(s) to the Grantee for Contingent Units promptly following the receipt of written certification from the Plan Administrator that such Contingent Units are vested. The Grantee shall have no right to receive distributions with respect to, to vote, or to otherwise exercise any ownership rights with respect to such Contingent Units until they are vested.

     5.   Securities Regulation.
          ---------------------

          (a) Units shall not be issued unless the issuance and delivery of such Units shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange or quotation system upon which the Units may then be listed or quoted, and such issuance shall be further subject to the approval of counsel for the Partnership with respect to such compliance, including the availability of an exemption from registration for the issuance of such Units. The inability of the Partnership to obtain from any regulatory body the authority deemed by the Partnership to be necessary for the lawful issuance of any Units under this Plan, or the unavailability of an exemption from registration for the issuance of any Units under this Plan, shall relieve the Partnership of any liability with respect to the non-issuance of such Units.

          (b) The issuance, transfer or delivery of certificates representing Units may be delayed, at the discretion of the Plan Administrator, until the Plan Administrator is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Internal Revenue Code of 1986, as amended (or any successor thereto) have been met.

     6.   Rights as Unitholder. Except to the extent set forth above, Grantee
          --------------------
shall have no rights as a unitholder with respect to any Contingent Units until the issuance (as evidenced by the appropriate entry on the books of the Partnership or a duly authorized transfer agent) of a certificate representing the Units. No adjustment shall be made for distributions or other rights for which the record date is prior to the date the certificate is issued.

     7.   Invalid Transfers. In the event of any attempt by the Grantee to
          -----------------
transfer, assign, pledge, hypothecate or otherwise dispose of any Contingent Units or of any right hereunder, except as provided for herein, or in the event of the levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Partnership may terminate this Grant by notice to the Grantee and it shall thereupon become null and void.

     8.   Notices. Any notice to the Partnership provided for in this Agreement
          -------
shall be addressed to the Partnership in care of its Chief Financial Officer, 2187 Atlantic Street, Stamford, Connecticut 06902 and any notice to the Grantee shall be addressed to him at his address now on file with the Partnership, or to such other address as either may last have designated to the other by notice as provided herein. Any notice so addressed shall be deemed to be given on the second business day after mailing, by registered or certified mail, at a post office or branch post office within the United States.

     9.   Controversies. In the event that any question or controversy shall
          -------------
arise with respect to the nature, scope or extent of any one or more rights conferred by this Grant, the determination by the Plan Administrator (as constituted at the time of such determination) of the rights of the Grantee shall be conclusive, final and binding upon the Grantee and upon any other person who shall assert any right pursuant to this Grant.

                              STAR GAS PARTNERS, L.P.
                              By:  Star Gas LLC
                                 (General Partner)


                              By:____________________________________________
                              Name:  Irik P. Sevin
                              Title: Chairman and Chief Executive Officer

ACCEPTED AND AGREED


________________________
Grantee